Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: David Asai

Chief Financial Officer

Tel: 703/925-6337

Email: david_asai@learningtree.com

LEARNING TREE INTERNATIONAL ANNOUNCES

FIRST QUARTER 2018 RESULTS

HERNDON, VA, February 8, 2018 – Learning Tree International, Inc. (OTCQX: LTRE) announced today its revenues and results of operations for its first quarter of fiscal year 2018, which ended December 29, 2017.

In its first quarter of fiscal year 2018, Learning Tree reported revenues of $17.2 million, income from operations of $0.3 million, and a net income of $0.4 million, or $0.03 per share. These results compare with revenues of $18.6 million, loss from operations of $(0.5) million, and net loss of $(0.4) million, or $(0.03) per share, in Learning Tree’s first quarter of fiscal year 2017. The results for the first quarter of fiscal year 2018 include restructuring charges totaling $0.3 million related to our Toronto and Reston facilities. The 7.3% decline in revenues for our first quarter of fiscal year 2018 when compared to the first quarter of fiscal year 2017, was offset by a 14.1% reduction in cost of revenues. Total operating expenses decreased 8.1% quarter over quarter, from $8.5 million to $7.8 million. Total operating expense for the first quarter of fiscal year 2018 includes the restructuring charge of $0.3 million. There was no corresponding charge in the first quarter of fiscal year 2017.

At December 29, 2017, our capital resources consisted of cash and cash equivalents of $5.1 million. We have entered into a financing and security agreement that provides us with access to borrow up to $3.0 million. To date, we have not borrowed any funds under the financing and security agreement.

Conference Call and Webcast

Learning Tree will host an investor conference call to discuss its results for the first quarter and future outlook for the remainder of fiscal year 2018 at 4:30 p.m. ET, February 8, 2018. To participate, call (888) 419-5570 or +1 (617) 896-9871 (International Callers) and enter participant code: 411 397 71 at least five minutes before 4:30 pm (ET) / 1:30 pm (PT) on Thursday, February 8, 2018; or, go to Learning Tree’s Investor website at www.learningtree.com/investor to gain access and listen to the live webcast. A webcast replay of the investor conference call will be available for 90 days via the Internet through the Investor Relations section of Learning Tree’s website at www.learningtree.com/investor. We have also filed our Quarterly Report on Form 10-Q for our first quarter of fiscal year 2018 with the Securities and Exchange Commission (“SEC”) which is available at the SEC's Internet site (http://www.sec.gov).

About Learning Tree International, Inc.

Established in 1974, Learning Tree is a leading provider of IT and management training to business and government organizations worldwide. In addition, Learning Tree provides Workforce Optimization Solutions — a modern approach to delivering learning and development services that improves the adoption of skills, and accelerates the implementation of technical and business processes required to improve IT service delivery. These services include: needs assessments, skill gaps analyses, blended learning solutions, and Project Acceleration Workshops.

Over 2.5 million professionals have enhanced their skills through Learning Tree’s extensive library of proprietary and partner content on topics including: web development, cyber security, program and project management, Agile, operating systems, networking, cloud computing, leadership, and more. Courses are offered at Learning Tree Education Centers and training locations around the world, on-site at client facilities, or via Learning Tree AnyWareTM, the company’s web-based, remote-attendance platform.

To learn more, call 1-888-THE-TREE (843-8733) or visit LearningTree.com

Cautionary Statement Regarding Forward Looking Statements

The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on Learning Tree. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Learning Tree. There can be no assurance that future developments affecting Learning Tree will be the same as those anticipated. Learning Tree cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Investors should not put undue reliance on these forward-looking statements, since they are based on key assumptions about future risks and uncertainties. Some of these risks and uncertainties that could affect Learning Tree and its business include, but are not limited to the following: our ability to continue as a going concern; our ability to obtain additional liquidity in amounts and on terms acceptable to the Company; our ability to reverse our trend of declining year over year revenues and negative cash flows from operations, and to maintain sufficient liquidity; our ability to successfully implement our new strategies including achieving our cost reduction goals; competition; international operations, including currency fluctuations; attracting and retaining qualified personnel; intellectual property, including having to defend potential infringement claims; implementation of partnerships with third party providers of courses and or course material; efficient delivery and scheduling of Learning Tree's courses; technology development and new technology introduction; the timely development, introduction, and customer acceptance of our courses and other products; a majority of our outstanding common stock is beneficially owned by our chairman and his spouse; risks associated with maintaining cyber security; changing economic and market conditions; and adverse weather conditions, strikes, acts of war or terrorism and other external events. Learning Tree is not undertaking any obligation to update forward-looking statements contained herein to reflect future events, developments or changed circumstances.

In order to help the reader assess the factors and risks in Learning Tree's business that could cause actual results to differ materially from those expressed in the forward looking statements, Learning Tree discusses in its 2017 Annual Report on Form 10-K (“Form 10-K”), those risks in Item 1A, “Risk Factors”, as well as in its other filings with the SEC. Please read the Form 10-K, including the Risk Factors included therein, which is filed with the SEC and available at the SEC's Internet site (http://www.sec.gov).

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Release Summary: Learning Tree International announced today its revenues and results of operations for its first quarter of fiscal year 2018, which ended December 29, 2017.

Table 1

LEARNING TREE INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(all amounts in thousands, except per share data)

	Three Months Ended
	December 29,	December 30,
	2017	2016
	(unaudited)	(unaudited)

Revenues	$17,196	$18,552
Cost of revenues	9,096	10,588
Gross profit	8,100	7,964

Operating expenses:
Course development	707	769
Sales and marketing	3,248	3,577
General and administrative	3,562	4,122
Restructuring charges	264	0
Total operating expenses	7,781	8,468

Income (loss) from operations	319	(504)
Other (expense) income, net	(27)	201
Income (loss) from operations before income taxes	292	(303)
(Benefit) provision for income tax	(63)	76

Net income (loss)	355	(379)

Income (loss) per share basic and diluted:
Basic and diluted income (loss) per share	$0.03	$(0.03)

Table 2

LEARNING TREE INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(all amounts in thousands)

	December 29,	September 29,
	2017	2017
	(unaudited)

Cash and cash equivalents	$5,142	$5,080
Trade accounts receivable, net	9,118	9,725
Prepaid expenses and other	3,630	4,035
Total current assets	17,890	18,840
Depreciable assets, net and other	7,330	7,423
Total assets	$25,220	$26,263

Accounts payable and accrued liabilities	$11,033	$10,809
Deferred revenues	17,053	18,383
Total current liabilities	28,086	29,192
Other long term liabilities	8,489	8,893
Total liabilities	36,575	38,085

Stockholders' equity	(11,355)	(11,822)
Total liabilities and stockholders' equity	$25,220	$26,263